Exhibit 23
Consent of Independent Auditors

We consent to the use of our report dated September 19, 2017, with respect to the combined balance sheet of NII FPG Company as of September 30, 2016, and the related combined statements of income, comprehensive income, cash flows and parent company investment for the year then ended, included herein.
We also consent to the incorporation by reference of such report in the Registration Statements (Nos. 333-202855, 033-67190, 333-48498, 333-102223, 333-142247, 333-176371) on Form S-8 of Kadant Inc.

/s/ KPMG LLP
Chartered Professional Accountants
Vancouver, Canada
September 19, 2017